Exhibit 10.2

Clifford Chance PARTNERSCHAFT MIT BESCHRÄNKTER BERUFSHAFTUNG

EXECUTION VERSION

LOCK-up LETTER

OF

CHRISTIAN SCHMID and ANETTE SCHMID

Clifford Chance Partnerschaft mit beschrÄnkter Berufshaftung von RechtsanwÄlten, Steuerberatern und Solicitors · Sitz: Frankfurt am Main · AG Frankfurt am Main PR 2669

Clifford Chance

This letter agreement (this "Letter Agreement") is being delivered to Pegasus TopCo B.V., a Netherlands private limited liability company ("TopCo"), in connection with the transactions contemplated by (i) Gebr. Schmid GmbH, a German limited liability company (the "Company"), (ii) Pegasus Digital Mobility Acquisition Corp., a Cayman Islands exempted company, (iii) Pegasus Digital Mobility Sponsor LLC, a Cayman Islands limited liability company and (iv) Christian Schmid and Anette Schmid in the business combination agreement, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the "Business Combination Agreement").

Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed thereto in the Business Combination Agreement.

In order to induce TopCo to proceed with the Transactions and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned (the "Shareholders") hereby agree with TopCo as follows.

Subject to the exceptions set forth herein, the Shareholders agree not to, without the prior written consent of the board of directors of TopCo, which shall not be unreasonably withheld, conditioned or delayed,

(i)	sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Securities and Exchange Commission (the "SEC") promulgated thereunder, any ordinary shares in the share capital of TopCo (the "Shares") held by it immediately after the closing of the Transactions (the "Closing"),

(ii)	enter into any swap or hedging or other arrangement which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Shares or that transfers to another, in whole or in part, any of the economic consequences of ownership of any of such Shares, whether any such transaction described in clauses (i) or (ii) above is to be settled by delivery of such securities, in cash or otherwise, or

(iii)	publicly announce any intention to effect any transaction specified in clause (i) or (ii) during the Lock-Up Period (as defined below) (any of the actions specified in clauses (i)-(iii), collectively, a "Transfer"), in each case, during the period beginning on the Closing and ending on the date that is one year after the Closing (the "Lock-Up Period"); provided, for the avoidance of doubt, that nothing in this Letter Agreement shall restrict any Shareholder’s right pursuant to any registration rights agreement with the Company to cause TopCo to file and cause to become effective a registration statement with the SEC naming such Shareholder as a selling shareholder (and to make any required disclosures on Schedule 13D in respect thereof).

Clifford Chance PARTNERSCHAFT MIT BESCHRÄNKTER BERUFSHAFTUNG

The restrictions set forth in the immediately preceding paragraph shall not apply to:

(i)	in the case of an entity, Transfers to or distributions to any direct or indirect stockholder, partner, member, other equity owner or affiliate of such entity or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control or management with such entity or affiliates of such entity;

(ii)	in the case of an individual, Transfers by bona fide gift to members of the individual’s immediate family (as defined below) or to a trust, the beneficiary of which is a member of such individual’s immediate family, to an affiliate of such person or to a charitable organization;

(iii)	in the case of an individual, Transfers by will or by virtue of laws of descent and distribution upon death of the individual;

(iv)	in the case of an individual, Transfers pursuant to a qualified domestic relations order or divorce settlement;

(v)	in the case of an entity, Transfers by virtue of the laws of the state or jurisdiction of the entity’s organization and the entity’s organizational documents upon dissolution of the entity;

(vi)	the exercise of any options or warrants to purchase Shares (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis);

(vii)	transactions in the event of completion of a liquidation, merger, consolidation, share exchange, reorganization, tender offer or other similar transaction which results in all of TopCo’s shareholders having the right to exchange their Shares for cash, securities or other property;

(viii)	in connection with the creation of any charge, lien, mortgage, pledge or other security interest or posting as collateral of any of the Shareholder’s Shares in connection with a bona fide loan transaction; provided that prior to entering into the collateral agreement or similar agreement in connection with the loan transaction, each pledgee shall execute and deliver to the Company a lock-up agreement in substantially the form of this Letter Agreement to take effect in the event that the pledgee takes possession of the Shareholder’s Shares as a result of a foreclosure, margin call or similar disposition;

(ix)	any Transfer made to provide a Shareholder with funds to settle any taxation arising pursuant to the transactions taking place under the Business Combination Agreement, provided, that in the case of a transfer pursuant to this clause (ix), if the Shareholder is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Shares or any securities convertible into or exercisable or exchangeable for Shares by the undersigned during the Lock-Up Period, the Shareholder shall include a statement in such report to the effect that such transfer is being made to provide the Shareholder with funds to settle any taxation arising pursuant to the transactions taking place under the Business Combination Agreement; and

Clifford Chance PARTNERSCHAFT MIT BESCHRÄNKTER BERUFSHAFTUNG

(x)	the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Shares; provided, that such plan does not provide for the transfer of Shares during the Lock-Up Period.

provided, however, that in the case of clauses (i) through (v), these permitted transferees must enter into a written agreement, in substantially the form of this Letter Agreement (it being understood that any references to "immediate family" in the agreement executed by such transferee shall expressly refer only to the immediate family of the Securityholder and not to the immediate family of the transferee), agreeing to be bound by these Transfer restrictions. For purposes of this paragraph, "immediate family" shall mean a spouse, domestic partner, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the Shareholder; and "affiliate" shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act").

For the avoidance of doubt, each Shareholder shall retain all of its rights as a shareholder of Topco with respect to the Shares during the Lock-Up Period, including without limitation the right to vote any Shares that are entitled to vote.

Each of the Shareholders hereby represent and warrant that it is not a U.S. person (as defined in Regulation S under the Securities) and is acquiring the Shares for its own account in a transaction outside the United States pursuant to Regulation S under the Securities Act. The Shareholder will not offer, sell or otherwise transfer the Shares except in compliance with applicable U.S. securities laws including pursuant to (i) an effective registration statement covering the Shares, (ii) a transaction exempt from the registration requirements of the Securities Act, including pursuant to Rule 903 or Rule 904 of Regulation S (as applicable), or (iii) a transaction not subject to the registration requirements of the Securities Act. TopCo hereby represents, warrants and agrees that: (i) TopCo is a “foreign issuer” (as defined in Rule 902 of Regulation S); and (ii) TopCo has not, nor has any of its affiliates or any person acting on its or their behalf, engaged in any “directed selling efforts” (as defined in Rule 902 of Regulation S) with respect to the TopCo Shares to be issued to each of the Shareholders in the Transactions.

The Shareholder hereby represents and warrants that such Shareholder has full power and authority to enter into this Letter Agreement and that this Letter Agreement constitutes the legal, valid and binding obligation of the Shareholder, enforceable in accordance with its terms. Upon request, the Shareholder will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the Shareholder shall be binding upon the permitted successors and assigns of the Shareholder from and after the date hereof.

This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

Clifford Chance PARTNERSCHAFT MIT BESCHRÄNKTER BERUFSHAFTUNG

No party hereto may assign either this Letter Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Shareholder and each of its respective successors, heirs and assigns and permitted transferees.

This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to choice of law or conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in any New York Court, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

This Letter Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

This Letter Agreement shall automatically terminate upon the earlier to occur of (i) the expiration of the Lock-Up Period and (ii) the termination of the Business Combination Agreement.

[remainder of page intentionally left blank]

Clifford Chance PARTNERSCHAFT MIT BESCHRÄNKTER BERUFSHAFTUNG

Very truly yours,

CHRISTIAN SCHMID

/s/ Christian Schmid

ANETTE SCHMID

/s/ Anette Schmid

[Signature Page to Lock-Up Letter]

- 6 -